Exhibit 10.1

AGREEMENT REGARDING CERTAIN VOLUME DISCOUNT SALES

This agreement (this “Agreement”), effective as of September 14, 2016, is entered into by and among NEXPOINT MULTIFAMILY CAPITAL TRUST, INC., a Maryland corporation (the “Company”), NEXPOINT REAL ESTATE ADVISORS II, L.P., a Delaware limited partnership, the Company’s advisor (the “Advisor”), and HIGHLAND CAPITAL FUNDS DISTRIBUTOR, INC., a Delaware corporation, the Company’s exclusive dealer manager (the “Dealer Manager”) for the Offering (as defined below).

WHEREAS, the Company has registered for public sale (the “Offering”) up to $1,100,000,000 in shares of its common stock, $0.01 par value per share, in any combination of shares of its Class A common stock (the “Class A Shares”) and Class T common stock pursuant to a registration statement on Form S-11 (Registration No. 333-200221) filed with the Securities and Exchange Commission (the “Registration Statement”);

WHEREAS, Company has entered into that certain dealer manager agreement dated August 10, 2015, as amended from time to time (the “Dealer Manager Agreement”), that sets forth the selling commissions and dealer manager fees to be paid by the Company to the Dealer Manager in connection with the Offering;

WHEREAS, pursuant to Section 5.1 of the Dealer Manager Agreement and as set forth in the Registration Statement, the Company is obligated to pay the Dealer Manager certain selling commissions; and

WHEREAS, with respect to aggregated sales of Class A Shares of $1,000,001 or more in the Offering, the Company and the Dealer Manager desire to revise the volume discount in the Registration Statement and the Advisor agrees to pay certain selling commissions with respect to such sales.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding any other provisions of the Dealer Manager Agreement to the contrary, the Company, Advisor and Dealer Manager hereby agree as follows:

1.	Class A Volume Discount Table. The Advisor shall pay to the Dealer Manager the amount of the selling commission in the column entitled “Amount of Commission Paid by Advisor” set forth in the volume discount table provided below (the “Commission Paid by Advisor”). The Commission Paid by Advisor will reduce the amount of selling commission the Company would otherwise be obligated to pay to the Dealer Manager with respect to sales of the Class A Shares pursuant to Section 5.1 of the Dealer Manager Agreement and the column entitled “Selling Commission Percentage” set forth in the volume discount table provided below.

Dollar Amount of Shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Amount of Commission Paid by Advisor	Effective Purchase Price per Share to Investor(1)
$500,000 or less	7.0%	1.0%	0.0%	$10.00
$500,001—$1,000,000	6.0%	0.0%	0.0%	$9.80
$1,000,001—$2,000,000	5.0%	0.0%	0.5%	$9.65
$2,000,001—$3,000,000	4.0%	0.0%	1.0%	$9.50
$3,000,001—$5,000,000	3.0%	0.0%	1.0%	$9.40
$5,000,001—$10,000,000	2.0%	0.0%	2.0%	$9.20
$10,000,001 and above	1.0%	0.0%	2.0%(2)	$9.10

(1)	Assumes a $10.00 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.
(2)	Of this amount, the Advisor will pay a 1.0% selling commission to the Dealer Manager for purchases by an investor of $10,000,001 or more of Class A Shares, and the Advisor will pay an additional 1.0% of the total purchase price to the investor, which will be used to purchase additional Class A Shares for a purchase price of $9.10 per share, with no selling commissions or dealer manager fee charged on such additional Class A Shares. For example, if an investor purchased $15,000,000 in Class A Shares, due to the extra 1.0% paid by the Advisor to purchase additional Class A Shares, the investor would receive 1,648,351.65 Class A Shares.

2.	Ratification of Dealer Manager Agreement. Except as set forth in Section 1 above, the Dealer Manager Agreement shall remain in full force and effect and is hereby ratified and confirmed by the respective parties thereto in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date above written.

“COMPANY”

NexPoint Multifamily Capital Trust, Inc.

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP – Finance and Treasurer

“ADVISOR”

By NexPoint Real Estate Advisors GP, LLC, as general partner of NexPoint Real Estate Advisors II, L.P.

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Secretary

“DEALER MANAGER”

Highland Capital Funds Distributor, Inc.

By:	/s/ James “Brad” Ross
Name:	James “Brad” Ross
Title:	President